UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDED
SCHEDULE 14C INFORMATION STATEMENT
PURSUANT TO SECTION 14(C)
of the
SECURITIES EXCHANGE ACT OF 1934

ENCOMPASS HOLDINGS, INC.
(Exact name of registrant as specified in its charter.)

NEVADA
(State or other jurisdiction of incorporation or organization.)

29256R 209	95-4756822
(CUSIP Number)	(IRS Employer Identification Number)

310 California Ave. Suite 554, Reno, NV 89509
(Address of principal executive offices.)

(800) 767-6557
(Registrant’s telephone number, including area code.)

Check the appropriate box:

[     ]     Preliminary Information Statement
[     ]     Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)
[ X ]     Definitive Information Statement

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1)          Title of each class of securities to which transaction applies:
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3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
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[     ]     Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ENCOMPASS HOLDINGS, INC.
310 California Ave., Suite 554
Reno, Nevada 89509
Telephone (800) 767-6557

Notice of Proposed Action by Written Consent
of the Holder of the
Majority of the Voting Power to be taken on or about March 29, 2011.

To the Stockholders of Encompass Holdings, Inc.

Notice is hereby given that upon written consent by the holders of a majority of the voting power of the Company, the Company intends to take certain action as more particularly described in this Information Statement. The action will be effected on or after 20 days from the date this Information Statement is mailed to stockholders which is expected to be on or about March 9, 2011.

Only stockholders of record at the close of business on January 24, 2011 will be given Notice of the Action by Written Consent. The Company is not soliciting proxies.

By Order of the Board of Directors

/s/ J. Scott Webber
President

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

ENCOMPASS HOLDINGS, INC.
310 California Ave., Suite 554
Reno, Nevada 89509
Telephone (800) 767-6557

INFORMATION STATEMENT
CONSENT ACTION BY STOCKHOLDERS WITHOUT A MEETING

This Information Statement is furnished to all holders of the Common Stock and the holders of the Preferred Stock of the Company in connection with proposed action by the holder of the majority of the voting power of the Company to take the following action:

  Increase the authorized capital stock to 3,000,000,000 shares of Common Stock and 4,200,000 shares of Preferred Stock

  The action is proposed to occur on or about March 29, 2011. This Information Statement is first being mailed to stockholders on or about March 9, 2011.

  Only stockholders of record at the close of business on January 24, 2011 are entitled to notice of the action to be taken. There will be no vote on the matters by the shareholders of the Company because the proposed action will be accomplished by the written consent of the holders of the majority voting power of the Company as allowed by Section 78.320 of the Nevada Business Corporation Act. No other votes are required or necessary. See the caption “Vote Required for Approval,” below.

  WE ARE NOT ASKING YOU FOR A PROXY
  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

  DISSENTER’S RIGHTS OF APPRAISAL

  The Nevada Business Corporation Act does not provide for dissenter’s rights of appraisal in connection with the corporate action to be taken.

  VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

  The Board of Directors has fixed the close of business on January 24, 2011 as the record date for the determination of the common shareholders entitled to notice of proposed action by written consent. At the record date, the Company had outstanding 695,570,664 shares of Class A Common Stock, par value $0.001 per share: 15,000 shares of Class B Common Stock; and 200,000 shares of Preferred Stock, par value $0.001 per share. The shareholder of the Class B Common Stock who holds the majority voting power on the record date, has signed a consent to the taking of the corporate action described. This consent will be sufficient, without any further action, to provide the necessary stockholder approval of the action.

  CORPORATE ACTION TO BE TAKEN

  AMENDMENTS TO THE ARTICLES OF INCORPORATION

  The Company’s current authorized capital stock consists of 750,000,000 shares of Class A Common Stock, par value $0.001 per share, of which 695,570,664 shares are issued and outstanding; 15,000 shares of Class B Common Stock, all of which are issued and outstanding; and 200,000 shares of Preferred Stock, of which 100,000 are issued and outstanding as Series “A” Convertible Preferred Stock, par value $0.001 per share and 100,000 are issued and outstanding as Series “B” Preferred Stock, par value $0.001.

  Management believes that it is in the best interests of the Company and its shareholders that the authorized Common Stock be increased to 3,000,000,000 shares of Common Stock and 4,200,000 shares of Preferred Stock. The increase in the authorized Common Stock and authorized Preferred Stock will provide the Company with needed equity securities to enable it to undertake financing transactions in which the Company may employ its equity securities, including transactions to raise working capital through the sale of Common Stock and/or Preferred Stock. Since the Board of Directors believes that the currently authorized number of shares may be not be sufficient to meet anticipated needs in the immediate future, the Board considers it desirable that the Company has the flexibility to issue an additional amount of Common Stock and Preferred Stock without further stockholder action, unless otherwise required by law or other regulations. The availability of these additional shares will enhance the Company’s flexibility in connection with any possible acquisition or merger, stock splits or dividends, financings and other corporate purposes and will allow such shares to be issued without the expense and delay of a special stockholders’ meeting, unless such action is required by applicable law or rules of any stock exchange on which the Company’s securities may then be listed.

  The creation of a new class of Common and/or Preferred Stock could have potential negative consequences on the voting power of existing shareholders. For example, the creation of special voting rights such as the right to vote as a separate class on certain corporate actions; the granting of voting rights equal to a certain multiple of shares held; or the right to convert into Common Stock on greater than a one-for-one basis, all of which has the potential to decrease the voting power of the shares of Common Stock held by existing shareholders.

  In certain circumstances, a proposal to increase the authorized capital stock may have an anti-takeover effect. The authorization of classes of preferred or common stock with either specified voting rights or rights providing for the approval of extraordinary corporate action may be used to create voting impediments or to frustrate persons seeking to effect a merger or otherwise gain control of the Company by diluting the stock ownership of any persons seeking to obtain control of the Company. Management of the Company might use the additional authorized capital stock to resist or frustrate a third-party transaction which might provide an above-market premium that is favored by a majority of the independent shareholders. Management of the Company has no present plans to adopt any proposals or to enter into other arrangements that may have material anti-takeover consequences. There are no anti-takeover provisions in the Company’s Articles of Incorporation, Bylaws or other governing documents.

  The proposed increase in the authorized Common Stock is not in response to or a result of any accumulation of Common Stock or threatened take-over by a third party.

  We do not have any present plans, arrangements or understandings regarding the issuance of Common Stock or Preferred Stock other than to issue our Common Stock to the holders of the Company’s currently issued and outstanding convertible securities upon the exercise of the conversion rights under such securities. The proposed increase in our authorized capital stock is not intended to be used for the purpose of acquiring another specified company.

  DESCRIPTION OF CAPITAL STOCK AND VOTING RIGHTS

  The Company’s authorized capital consists of 750,000,000 shares of Common Stock, par value $0.001 per share and 200,000 shares of Preferred Stock, par value $0.001 As of January 24, 2011, there were 695,570,664 shares of Common Stock outstanding and 200,000 shares of Preferred Stock, which are issued and outstanding as Series “A” Convertible Preferred Stock and Series “B” Preferred Stock. The holders of Common Stock and the holders of the Preferred Stock are each entitled to vote as a single class on all matters to come before a vote of the stockholders of the Company.

  VOTE REQUIRED FOR APPROVAL

  Section 78.380 of the Nevada Business Corporation Act provides an outline of the scope of the amendments of the Articles of Incorporation allowed a Nevada Corporation. This includes the amendment discussed in this Information Statement. The procedure and requirements to effect an amendment to the Articles of Incorporation of a Nevada corporation are set forth in Section 78.390 provides that proposed amendments must first be adopted by the Board of Directors and then submitted to stockholders for their consideration at an annual or special meeting and must be approved by shareholders holding at least the majority voting power of the Company.

  Section 78.320 of the Nevada Business Corporation Act provides that any action required to be taken at a special or annual meeting of the stockholders of a Nevada corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders holding at least the majority of the voting power of the Company as would be necessary to authorize or take the action at a meeting at which all shareholders entitled to vote were present and voted.

  The person holding at least the majority voting power of the Company has adopted, ratified and approved the amendment to the articles of incorporation increasing the authorized capital stock as described in this Information Statement. No further votes are required or necessary to effect the proposed amendment or the other corporate actions to be taken.

  The securities that would have been entitled to vote if a meeting was required to be held to amend the Company’s Articles of Incorporation consist of 695,570,664 shares of the Company’s Common Stock and 200,000 shares of Preferred Stock issued and outstanding as of January 24, 2011, the record date for determining stockholders who would have been entitled to notice of and to vote on the proposed amendment to the Articles of Incorporation.

  SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,
  DIRECTORS AND FIVE PERCENT STOCKHOLDERS

  The following table sets forth certain information concerning the ownership of the Company’s Common Stock and Preferred Stock as of January 24, 2011, with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company’s Common Stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. To the knowledge of the Company, each shareholder listed below possesses sole voting and investment power with respect to the shares indicated.

Title of Class	Name and Address of Beneficial Owner	Amount of Ownership	Percent of Class

Common Stock Class A	J. Scott Webber 310 California Ave. Ste. 554 Reno, NV 89509	39,660	*

Common Stock Class A	Larry Cooper 310 California Ave. Ste. 554 Reno, NV 89509	-0-	0

Common Stock Class A	Shirley Harmon 310 California Ave. Ste. 554 Reno, NV 89509	-0-	0

Common Stock Class A	Rotary Engines, Inc. (a) 310 California Ave. Ste. 554 Reno, NV 89509	3,495,026	*

Common Stock Class B	Rotary Engines, Inc. (a) 310 California Ave. Ste. 554 Reno, NV 89509	15,000	100%

Preferred Stock Series “A”	NovaNet Media, Inc. 370 Amapola Ave. Suite 202 Torrance, CA 90501	100,000	100%

Preferred Stock Series “B”	Arthur N. Robins 362 Gulf Breeze Gulf Breeze, FL 32561	100,000	100%

Common Stock Class A	All executive officers and directors as a group ( 3 persons)	39,660	*

  (a)     J. Scott Webber, Larry Cooper and Shirley Harmon are officers, directors and shareholders of Rotary Engines, Inc.

  * Less than 1%

  INTEREST OF CERTAIN PERSONS IN
  OR OPPOSITION TO MATTERS TO BE ACTED UPON

  No person who has been a director or officer of the Company at any time since the beginning of the last fiscal year, nominee for election as a director of the Company, nor associates of the foregoing persons has any substantial interest, direct or indirect, in proposed amendment to the Company’s Articles of Incorporation which differs from that of other stockholders of the Company. No director of the Company opposes the proposed amendment of the Company’s Articles of Incorporation or any of the other corporate actions to be taken.

  ADDITIONAL INFORMATION

  Additional information concerning the Company, including its annual and quarterly reports for the previous twelve months which have been filed with the Securities and Exchange Commission may be accessed through the Securities and Exchange Commission EDGAR archives at www.sec.gov. Upon written request of any stockholder to the Company’s President, J. Scott Webber, at 310 California Ave., Suite 544, Reno, Nevada 89509, a copy of the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007, will be provided without charge and as well as the Company’s Quarterly Reports on Form 10-Q for the period ended March 31, 2008.

  Dated: March 9, 2011

  By Order of the Board of Directors

   /s/ J. Scott Webber
   President